Exhibit 24

                        POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint ROBERT G. WENNEMER, EARNEST J. EDWARDS and DENIS A. DEMBLOWSKI, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the Alcoa Stock Incentive Plan or any successor plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned Director of the Company to any registration statement to be filed with the Securities and Exchange Commission in respect of said Plan or successor plan and shares of common stock, or either of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.

May __, 1999                            /s/Alain J. P. Belda
                                        Alain J. P. Belda

May __, 1999                            /s/Kenneth W. Dam
                                        Kenneth W. Dam

May __, 1999                            /s/Joseph T. Gorman
                                        Joseph T. Gorman

May __, 1999                            /s/Judith M. Gueron
                                        Judith M. Gueron

May __, 1999                            /s/Sir Ronald Hampel
                                        Sir Ronald Hampel

May __, 1999                            /s/Hugh M. Morgan
                                        Hugh M. Morgan


May __, 1999                            /s/John P. Mulroney
                                        John P. Mulroney

May __, 1999                            /s/Paul H. O'Neill
                                        Paul H. O'Neill

May __, 1999                            /s/Henry B. Schacht
                                        Henry B. Schacht

May __, 1999                            /s/Franklin A. Thomas
                                        Franklin A. Thomas

May __, 1999                            /s/Marina v.N. Whitman
                                        Marina v.N. Whitman